Exhibit 10.2

MICHIGAN ECONOMIC DEVELOPMENT CORPORATION

300 N. WASHINGTON SQ. LANSING, MI 48913

CUSTOMER
ASSISTANCE CENTER
517 373 9808
March 24, 2009
WWW.THEMEDC.ORG
Mr. Bruce Jamerson
Mascoma Corporation
1380 Soldiers Field Road
EXECUTIVE COMMITTEE	Boston, MA 02135
MATTHEW P. CULLEN
Chair Rock Enterprises PHILIP H. POWER Vice-Chair The Center for Michigan JAMES C. EPOLITO President and CEO RICHARD E. BLOUSE JR., CCE Detroit Regional Chamber

Dear Mr. Jamerson:

Attached for your records is an executed amendment between the Michigan Strategic Fund and Mascoma Corporation.

If you have questions regarding this material, please feel free to contact me at (517) 241-2830.

Sincerely,

/s/ Adam Robach

JOHN W. BROWN Stryker Corporation DR. DAVID E. COLE Center for Automotive Research JOANN CRARY Saginaw Future Inc. DR. HAIFA FAKHOURI Arab American and Chaldean Council	Adam Robach Senior Contracts and Grants Specialist Attachments

STEVEN K. HAMP
Hamp Advisors, LLC

PAUL HILLEGONDS
DTE Energy Company

FREDERICK W. HOFFMAN
Chrysler, LLC (retired)

GEORGE W. JACKSON JR.
Detroit Economic
Growth Corporation

BIRGIT M. KLOHS
The Right Place, Inc.

F. THOMAS LEWAND
Bodman LLP

STANLEY “SKIP” PRUSS
Michigan Department of Energy,
Labor & Economic Growth

DR. IRVIN D. REID
Wayne State University

MICHAEL B. STAEBLER
Pepper Hamilton LLP

DENNIS R. TOFFOLO
Oakland County

PETER S. WALTERS
Guardian Industries Corp.

TODD A. WYETT
Versa Development, LLC

Execution Copy

DOC-1695

Amend 1

Grant Amendment One

Between the

Michigan Strategic Fund

and

Mascoma Corporation

This Grant Amendment One (the “Amendment”), dated March 13, 2009, is to the Michigan Strategic Fund (the “MSF”) Grant with Mascoma Corporation (the “Grantee”), DOC-1695 (the “Agreement”). Under the Agreement, the MSF provided the Grantee with funding assistance to promote the development, acceleration, and sustainability of energy excellence sectors in Michigan. In support of the initiative, the MSF wishes to make adjustments to the payment schedule and milestones. To that end, the MSF and Grantee agree that it is necessary to amend the Agreement.

Pursuant to Section 17 of the Agreement, the Parties agree to amend the Agreement as follows:

1.	Delete paragraph 2 of Section 4(A) in its entirety and replace with the following:

“An initial payment in the amount of $1,200,000 shall be made within 30 calendar days of the execution of this Amendment by both Parties, if the Grantee has verified that the information in the State of Michigan (the “State”) Vendor ID System is sufficient to authorize the disbursement of funds. The Grantee’s performance of the Grant Activities shall be reflected in a Semi-Annual Progress Report (as required by Section 6C), and any such other information obtained by the MSF, and, if found by the Grant Administrator (defined in Section 5) to evidence that the Grantee is in material compliance with the requirements of this Agreement and the scope of work spelled out in Attachment A, Initial Milestones in Attachment B, and C, the second payment of $10,900,000 (which shall include $2,000,000 for the Center of Energy Excellence) will be made to the Grantee for purposes of achieving Budget Period One Milestones as referenced in Attachment B. The third payment of $7,900,000 for the purpose of achieving Budget Period Two Milestones as referenced in Attachment B, will be made to the Grantee upon completion of Budget Period One Milestones. All subsequent payments, if any, will be disbursed upon receipt and approval by the Grant Administrator of the Grantee’s progress as described in the milestones listed in Attachment B. The final payment, if any, will be made upon receipt and approval of the Grant Administrator of the Final Progress Report demonstrating achievement of milestones and material compliance with Attachments A, B and C. The expenditure of State funds shall be reported by line item and compared to the approved budget.”

Execution Copy

2.	Amend Attachment B, Budget Period One Milestone 9, to read as follows:

“Provide Notice of Financial Assistance and Acquisition from the United States Department of Energy for Budget Period Two under Grant Number DE-FC36-08GO18103, or complete capital raise for construction of cellulosic ethanol facility.”

Except as specifically provided above, the Parties agree that all terms and conditions of the Agreement shall remain unchanged and in effect.

(remainder of page intentionally left blank)

Execution Copy

The signatories below warrant that they are empowered to enter into this Amendment.

GRANTEE ACCEPTANCE:		Mascoma Corporation

Dated:		/s/ Bruce A. Jamerson
Bruce A. Jamerson
Chief Executive Officer

MSF ACCEPTANCE:		Michigan Strategic Fund

Dated:	3-23-09	/s/ Cindy Douglas
Cindy Douglas
Fund Manager

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